EXHIBIT 99.1

CONTACT:	Richard G. Satin – Vice President of Operations and General Counsel MEDICAL ACTION INDUSTRIES INC. (631) 231-4600

FOR IMMEDIATE RELEASE

MEDICAL ACTION INDUSTRIES REPORTS RECORD

REVENUES AND RECORD EARNINGS FOR THE

FISCAL YEAR ENDED MARCH 31, 2007

Record Revenues Increase 44% and

Record Earnings Increase 13%

Twelfth Consecutive Year of Record Revenue and

Tenth Consecutive Year of Record Net Income

HAUPPAUGE, N.Y., May 31, 2007 – Medical Action Industries Inc. (NASDAQ/MDCI), a leading supplier of medical and surgical disposable products, today reported the record revenue and earnings for the fiscal year ended March 31, 2007.

Net sales for the twelve months ended March 31, 2007 reached a record $217,328,000, an increase of $66,386,000 or 44%, over the $150,942,000 in net sales reported for the twelve months ended March 31, 2006. Net income for the period was a record $12,969,000 or $.82 per basic share ($.80 per diluted share), an increase of $1,508,000 or 13%, as compared with $11,461,000 or $.73 per basic share ($.72 per diluted share), reported for the comparable quarter in fiscal 2006. All per share amounts reflect the 3-for-2 stock split in the form of a stock dividend that was paid on February 9, 2007. This marks the twelfth consecutive year of record revenue and tenth consecutive year of record net income.

Net income for the year ended March 31, 2007 includes the after tax negative impact of $935,000 or $.06 per basic and diluted share, resulting from the expensing of stock-based compensation associated with the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R), “Share-Based Payment”. In accordance with this adoption method, the Company is not adjusting its historical financial statements to reflect the impact of stock-based compensation. Based on the pro forma application of SFAS No. 123 for the calculation of employee stock-based compensation expense prior to April 1, 2006 (as previously disclosed in the Company’s financial statements), pro forma employee stock-based compensation expense during the twelve months ended March 31, 2006 (after tax) was $967,000 or $.06 per basic and $.06 per diluted share.

Net sales for the fiscal 2007 fourth quarter totaled a record $69,405,000 an increase of $31,473,000 or 83%, over the $37,932,000 in net sales reported for the three months ended March 31, 2006. Net income for the three months ended March 31, 2007 was $3,228,000 or $.20 per basic share ($.19 per diluted share), an increase of $354,000 or 12%, compared with $2,874,000 or $.18 per basic share ($.18 per diluted share), reported for the comparable quarter in fiscal 2006. All per share amounts reflect the 3-for-2 stock split in the form of a stock dividend that was paid on February 9, 2007.

Net income for the fiscal 2007 fourth quarter includes the after tax negative impact of $222,000 or $.01 per basic and $.01 per diluted share, resulting from the expensing of stock-based compensation associated with the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R), “Share-Based Payment”. In accordance with this adoption method, the Company is not adjusting its historical financial statements to reflect the impact of stock-based compensation. Based on the pro forma application of SFAS No. 123 for the calculation of employee stock-based compensation expense prior to April 1, 2006 (as previously disclosed in the Company’s financial statements), pro forma employee stock-based compensation expense during the three months ended March 31, 2006 (after tax) was $189,000 or $.01 and $.01 per basic and diluted share, respectively.

“Our record operating results are extremely satisfying given the challenges we faced in fiscal 2007, including the challenges of our SAP implementation, managing our raw material and transportation costs together with the acquisition of Medegen Medical Products (“MMP), by far the largest acquisition in our history. In the fourth quarter and from October 18, 2006, our date of acquisition, to March 31, 2007, MMP accounted for approximately $27,000,000 and $48,000,000, respectively, of our total revenues. We continue our strong organic growth from our line of minor procedure kits and trays, containment systems for medical waste, protective apparel and operating room towels,” said Paul D. Meringolo, Chief Executive Officer and President of Medical Action Industries Inc.

Medical Action invites its shareholders and other interested parties to attend its conference call at 4:30 p.m. (ET) on May 31, 2007. You may participate in the conference call by calling 1-888-858-4756 (domestic) or 1-973-582-2824 (international); conference ID #8769024. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 6:30 p.m. (ET) on May 31, 2007.

In connection with the SEC rules on corporate disclosure, Medical Action is providing limited guidance on several aspects of its fiscal 2008 performance. The following statements are based on current expectations. These are forward-looking statements and actual results may differ materially, as discussed later in this release.

•	For the year ended March 31, 2008, Medical Action anticipates reporting record net income for the eleventh consecutive year and record revenue for the thirteenth consecutive year.

•	Consolidation within the health care industry together with our strong cash flow will continue to drive our acquisition strategy.

Medical Action is a diversified manufacturer of disposable medical devices. Its products are marketed primarily to acute care facilities in domestic and certain international markets. Further, Medical Action has expanded its target market to include physician, dental and veterinary office, out-patient surgery centers and long-term facilities. Medical Action is a leading manufacturer and distributor of many of its products in the markets we compete in. Our products are marketed through an extensive network of direct sales personnel and independent distributors. Medical Action has preferred vendor agreements with national distributors, as well as contracts with nearly every major group purchasing alliance. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000 Index.

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This news release contains forward-looking statements that involve risks and uncertainties regarding Medical Action’s operations and future results. Please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Form 10-K and Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.

Financial Highlights

(dollars in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	3/31/07	3/31/06	3/31/07	3/31/06
	(Unaudited)
Statements of Operations:
Net sales	$69,405	$37,932	$217,328	$150,942
Cost of sales	52,967	27,899	163,956	111,622

Gross profit	16,438	10,033	53,372	39,320

Selling, general and administrative expenses	10,123	5,468	30,723	20,990
Interest (income) expense, net	1,026	(121)	1,521	(184)

Income before income taxes	5,289	4,686	21,128	18,514
Income tax expense	2,061	1,812	8,159	7,053

Net income	$3,228	$2,874	$12,969	$11,461

Net income per share basic:	.20	.18	.82	.73
Net income per share diluted:	.19	.18	.80	.72

Balance Sheets as of March 31, 2007 and

March 31, 2006 (dollars in thousands)

	March 31, 2007	March 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$827	$16,068
Receivables, net	20,653	11,045
Inventories, net	34,350	18,836
Prepaid expenses and other current assets	2,723	1,260

Total Current Assets	58,553	47,209

Property and equipment, net	32,553	12,303
Goodwill	79,911	37,085
Trademarks	1,266	666
Other intangible assets, net	17,665	1,675
Other assets	2,722	1,453

Total Assets	$192,670	$100,391

Liabilities and Shareholders’ Equity
Accounts payable	16,523	6,135
Accrued expenses, payroll, payroll taxes and income taxes	10,858	3,284
Deferred income taxes	6,270	5,029
Total debt	60,656	2,800
Shareholders’ equity	98,363	83,143

Total Liabilities and Shareholders’ Equity	$192,670	$100,391

Key Financial Statistics
Current ratio	1.4	4.8
Debt to equity ratio	.62	0.03
Book value per share	$6.22	$5.27

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